Aames 2001-4

Mortgage Pass-Through Certificates

Series 2001-4

Delinquency Report for February 25, 2002 Distribution
Delinquency Report - Total

		CURRENT	1 PAYMENT	2 PAYMTS	3+ PAYMTS	TOTAL
DELINQUENT	Balance		-	-	-	-
	% Balance		0.00%	0.00%	0.00%	0.00%
	# Loans		-	-	-	-
	% # Loans		0.00%	0.00%	0.00%	0.00%
FORECLOSURE	Balance	-	-	-	-	-
	% Balance	0.00%	0.00%	0.00%	0.00%	0.00%
	# Loans	-	-	-	-	-
	% # Loans	0.00%	0.00%	0.00%	0.00%	0.00%
BANKRUPTCY	Balance	-	-	-	-	-
	% Balance	0.00%	0.00%	0.00%	0.00%	0.00%
	# Loans	-	-	-	-	-
	% # Loans	0.00%	0.00%	0.00%	0.00%	0.00%
REO	Balance	-	-	-	-	-
	% Balance	0.00%	0.00%	0.00%	0.00%	0.00%
	# Loans	-	-	-	-	-
	% # Loans	0.00%	0.00%	0.00%	0.00%	0.00%

TOTAL	Balance	-	-	-	-	-
	% Balance	0.00%	0.00%	0.00%	0.00%	0.00%
	# Loans	-	-	-	-	-
	% # Loans	0.00%	0.00%	0.00%	0.00%	0.00%
Note: Current = 0-30days, 1 Payment =31-60days, 2 Payments = 61-90days, 3+ Payments = 91+

1 or 2 Payments Delinquent

3 or More Payments Delinquent

Total Foreclosure

Total Bankruptcy and REO

Note: Dates correspond to distribution dates.
Page 15 of 25	© COPYRIGHT 2002 Deutsche Bank